                                                                   EXHIBIT 10.10

                              ZYMOGENETICS, INC.

                          INVESTORS' RIGHTS AGREEMENT

                               TABLE OF CONTENTS

     1.   Registration Rights.............................................................    1

          1.1   Definitions...............................................................    1

          1.2   Request for Registration..................................................    3

          1.3   Company Registration......................................................    5

          1.4   Form S-3 Registration.....................................................    6

          1.5   Obligations of the Company................................................    7

          1.6   Information from Holder...................................................    9

          1.7   Expenses of Registration..................................................    9

          1.8   Delay of Registration.....................................................    9

          1.9   Indemnification...........................................................    9

          1.10  Reports Under Securities Exchange Act of 1934.............................   12

          1.11  Assignment of Registration Rights.........................................   12

          1.12  "Market Stand-Off" Agreement..............................................   13

          1.13  Termination of Registration Rights........................................   14

     2.   Covenants of the Company........................................................   14

          2.1   Delivery of Financial Statements..........................................   14

          2.2   Inspection................................................................   15

          2.3   Termination of Information and Inspection Covenants.......................   15

          2.4   Confidentiality...........................................................   15

     3.   Miscellaneous...................................................................   16

          3.1   Successors and Assigns....................................................   16

          3.2   Governing Law; Jurisdiction; Venue........................................   16

          3.3   Counterparts..............................................................   16

          3.4   Titles and Subtitles......................................................   16

          3.5   Notices...................................................................   17

          3.6   Expenses..................................................................   17

          3.7   Entire Agreement; Amendments and Waivers..................................   17

          3.8   Severability..............................................................   17

          3.9   Aggregation of Stock......................................................   18

                           INVESTORS' RIGHTS AGREEMENT

     THIS INVESTORS' RIGHTS AGREEMENT is made as of the ______ day of _________, 2000, by and among ZymoGenetics, Inc. a Washington corporation (the "Company"), Novo Nordisk Pharmaceuticals, Inc., a Delaware corporation ("NNPI"), and the persons listed on Schedule A hereto, each of which is herein referred to as an "Investor."

                              W I T N E S S E T H

     WHEREAS, NNPI holds all of the outstanding shares of Series A Convertible Preferred Stock (the "Series A Preferred Stock") and all of the outstanding shares of Voting Common Stock ("Common Stock") of the Company; and

     WHEREAS, certain Investors are parties to the Series B Preferred Stock Purchase Agreement dated October 20, 2000 among the Company and such Investors (the "Series B Agreement"), which provides that as a condition to the closing of the sale of the Series B Convertible Preferred Stock ("Series B Preferred Stock") pursuant thereto, this Agreement must be executed and delivered by the Investors and the Company.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein;

                     THE PARTIES HEREBY AGREE AS FOLLOWS:

1.   Registration Rights

     The Company covenants and agrees as follows:

     1.1  Definitions

     For purposes of this Section 1:

          (a)  The term "Act" means the Securities Act of 1933, as amended.

          (b) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          (c) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with
Section 1.11 hereof.

          (d) The term "Initial Offering" means the Company's first firm commitment underwritten public offering of its Common Stock under the Act.

          (e) The term "1934 Act" means the Securities Exchange Act of 1934, as amended.

          (f) The term "Novo Holders" means NNPI and any other persons to whom NNPI has assigned its rights pursuant to Section 1.11.

          (g) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

          (h) The term "Registrable Securities" means (i) the Common Stock issuable or issued upon conversion of the Series B Preferred Stock, (ii) the Common Stock issued or issuable (A) upon conversion of the Non-Voting Common Stock issued or issuable upon conversion of the Series A Preferred Stock or (B) under certain circumstances set forth in the Amended and Restated Articles of Incorporation), as the same may be amended and Restated from time to time, of the Company, upon conversion of the Series A Preferred Stock, (iii) 3,275,700 shares of Common Stock currently issued to and held by NNPI, (iv) any Common Stock acquired by the Holders, or issued or issuable upon conversion or exercise of any other Company securities acquired by the Holders after the date of this Agreement, and (v) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i), (ii), (iii) and (iv) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which its rights under this Section 1 are not assigned. The number of shares of "Registrable Securities outstanding" shall be deemed to include the number of shares of Common Stock outstanding issuable upon conversion of outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Non-Voting Common Stock referred to above.

          (i)  The term "SEC" shall mean the Securities and Exchange Commission.

          (j) The term "Series B Holders" means the Investors who are parties to the Series B Agreement and any other persons to whom any such Investor has assigned its rights pursuant to Section 1.11.

          (k) The term "Permitted Transferee" means, with respect to any Holder, (i) any trustee, nominee, or custodian of such Holder; (ii) any unit holder, shareholder, partner, participant, manager, or adviser (or an employee of such manager or adviser) in any such Holder; or (iii) any investment fund (or its trustee, nominee or custodian) managed or advised by the same manager or adviser as such Holder.

     1.2  Request for Registration

          (a) Subject to the conditions of this Section 1.2, if at any time after six (6) months after the effective date of the Initial Offering the Company shall receive from (i) Series B Holders holding fifty-one percent (51%) or more of the Registrable Securities then owned by all of the Series B Holders or (ii) Novo Holders holding fifty-one percent (51%) or more of the Registrable Securities then owned by all of the Novo Holders (in either case, the "Initiating Holders") a written request that the Company file a registration statement under the Act covering the registration of Registrable Securities with an anticipated aggregate offering price of at least $40,000,000, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and, subject to the limitations of this
Section 1.2, use all reasonable efforts to effect, as soon as reasonably practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company's notice pursuant to this Section 1.2(a). In the event any Holder requests a registration pursuant to this Section 1.2(a) in connection with a distribution of Registrable Securities to its partners, the registration shall provide for the resale by such partners or Permitted Transferee, if requested by such Holders.

          (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in Section 1.2(a). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to a majority in interest of the Initiating Holders). Notwithstanding any other provision of this Section 1.2, if the managing underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities), then the Company shall so advise all Holders requesting inclusion in the registration (including the Initiating Holders) and (i) one-half of the number of shares that may be included in the underwriting shall be allocated to the Series B Holders requesting inclusion in the registration on a pro rata basis based, as nearly as practicable, on the number of Registrable Securities originally requested to be included by such Series B Holders, and (ii) one-half of the number of shares that may be included in the underwriting shall be allocated to the Novo Holders requesting inclusion in the registration on a pro rata basis based, as nearly as practicable, on the number of Registrable Securities originally requested to be included by such Novo Holders; provided, however, that if the total number of shares that the Series B Holders or the Novo Holders, as the case may be, have requested to be included in the registration is less than one-half of the number of shares that may be included in the registration as a result of the managing underwriter's marketing limitation, then the difference shall be allocated among the Novo Holders or the Series B Holders, as the case may be, on a pro-rata basis in the foregoing manner. No Registrable Securities excluded from such underwriting by reason of the managing underwriter's marketing limitation shall be included in the registration.

          The Company may also include securities for its own account or for the account of others in such registration (subject to their entering into the underwriting agreement therefor) if (i) the managing underwriter has not limited the number of Registrable Securities to be underwritten in accordance with the foregoing paragraph, (ii) the managing underwriter so agrees, and (iii) the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

          (c) The Company shall not be required to effect a registration pursuant to this Section 1.2:

               (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act; or

               (ii) after the Company has effected two (2) registrations pursuant to this Section 1.2 initiated by the Series B Holders and two (2) registrations pursuant to this Section 1.2 initiated by the Novo Holders, and such registrations have been declared or ordered effective; or

               (iii) during the period starting with the date forty-five (45) days prior to the Company's good faith estimate of the date of the filing of, and ending on a date ninety (90) days following the effective date of, a Company-initiated registration subject to Section 1.3 below, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

               (iv) if the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form S-3 pursuant to Section
1.4 hereof; or

               (v) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the Company's Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty
(120) days after receipt of the request of the Initiating Holders, provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12)-month period.

     1.3  Company Registration

          (a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its Common Stock under the Act in connection with the public offering of such stock (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration relating to a corporate reorganization or other transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.3(c), use all reasonable efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

          (b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section
1.7 hereof.

          (c) Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's Common Stock, the Company shall not be required under this Section 1.3 to include any of the Holders' Registrable Securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with such underwriter or underwriters. Notwithstanding any other provision of this Section 1.3, if the managing underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities), then the managing underwriter may limit the number of Registrable Securities to be included in the registration and underwriting. In such event, the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the Company shall include securities in such registration in accordance with the following priorities: first, the securities proposed by the Company to be sold for its own account; second, Registrable Securities, with the number of shares of Registrable Securities that may be included in the registration and underwriting to be allocated among the Holders in the same manner set forth in the fourth sentence of the first paragraph of Section 1.2(b) above; and third, shares of Common Stock requested to be included in such registration by any other holders of Common Stock.

     1.4  Form S-3 Registration

     After the Company has qualified for the use of Form S-3, if the Company shall receive from any Holder a written request or requests that the Company effect a registration on Form S-3 with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

          (a) promptly give written notice of the proposed registration to all other Holders; and

          (b) use all reasonable best efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the
                                                 -----------------
Company shall not be obligated to effect any such registration pursuant to this
Section 1.4:

               (i) if Form S-3 is not available for such offering by the Holders; or

               (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) with an anticipated aggregate offering price of less than $10,000,000; or

               (iii) if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer or Chairman of the Board of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred twenty (120) days after receipt of the request of the Holder or Holders under this Section 1.4; provided, however, that the Company shall not utilize this right more than once in any twelve month period; or

               (iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected one registration on Form S-3 for the Holders pursuant to this Section 1.4.

          (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as reasonably practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as requests for registration effected pursuant to Sections
1.2. In the event any Holder requests a registration pursuant to this Section
1.4 in connection with a distribution of Registrable Securities to its partners or Permitted Transferee, the registration shall provide for the resale by such partners, if requested by such Holder.

     1.5  Obligations of the Company

     Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed;

          (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

          (c) furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

          (d) use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

          (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

          (f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

          (g) cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

          (h) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereto and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

     1.6  Information from Holder

     It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

     1.7  Expenses of Registration

     All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 or Section 1.4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities who requested to be included in such registration (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be requested in the withdrawn registration).

     1.8  Delay of Registration

     No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this
Section 1.

     1.9  Indemnification

     In the event any Registrable Securities are included in a registration statement under this Section 1:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners or officers, directors and shareholders of each Holder, any underwriter for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements or omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; and the Company will reimburse each such Holder, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection l.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, underwriter or controlling person; provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or underwriter, or any person controlling such Holder or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder or underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

          (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this subsection l.9(b), for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection l.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), provided that in no event shall any indemnity under this subsection l.9(b) exceed the gross proceeds from the offering received by such Holder.

          (c)  Promptly after receipt by an indemnified party under this Section
1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

          (d) If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

           (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

           (f)  The obligations of the Company and Holders under this Section
1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

     1.10  Reports Under Securities Exchange Act of 1934

     With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

           (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the Initial Offering;

           (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

           (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

     1.11  Assignment of Registration Rights

     The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder

(i) with respect to NNPI, to any direct or indirect subsidiary or parent of NNPI, (ii) to its partners or Permitted Transferee in connection with a distribution of Registrable Securities to its partners or Permitted Transferee, or (iii) to a transferee or assignee of such securities that after such assignment or transfer, holds at least 250,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided: (a) the Company is, within a reasonable time prior to such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of
Section 1.13 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

     1.12  "Market Stand-Off" Agreement

     Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company's Initial Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (l80) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause
(i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing provisions of this Section 1.12 shall apply to any holder of Series A Preferred Stock or Common Stock issued upon conversion thereof with respect to any subsequent public offering by the Company of equity securities, with the period referenced above reduced to ninety
(90) days, and only if (a) so requested by the Company and (b) the Holders of a majority of Series B Preferred Stock or Common Stock issued upon conversion of Series B Preferred Stock have agreed to a similar limitation. The underwriters in connection with the Company's Initial Offering are intended third party beneficiaries of this Section 1.13 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

     Each Holder hereby agrees to execute and deliver in a timely manner an agreement in customary form proposed by such underwriters confirming the foregoing covenants.

     In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of the applicable period.

     1.13  Termination of Registration Rights

     No Holder shall be entitled to exercise any right provided for in this
Section 1 after all Registrable Securities held by such Holder (and any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3)-month period without registration in compliance with Rule 144 under the Act (without giving effect to Rule 144 (k) thereunder).

2.   Covenants of the Company

     2.1   Delivery of Financial Statements

     The Company shall deliver to each Investor, so long as it holds at least 131,000 shares (as adjusted for stock splits, stock dividends or the like) of Series A Preferred Stock or Series B Preferred Stock:

           (a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of shareholder's equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

           (b) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited income statement, statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter and covering operations for the quarter and the portion of the Company's fiscal year ending on the last day of such quarter, all in reasonable detail and prepared in accordance with GAAP, subject to audit and year-end adjustments, setting forth in each case in comparative form the figures for the comparable period of the previous fiscal year. The Company shall also provide comparisons of each pertinent item to the budget referred to in subsection (c) below;

          (c) as soon as practicable, but in any event at least thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a quarterly basis, including balance sheets, income statements and statements of cash flows for such quarters and, as soon as prepared, any other budgets or revised budgets prepared by the Company; and

          (d)  with respect to the financial statements called for in subsection
(b) of this Section 2.1, an instrument executed by the Chief Financial Officer or President of the Company certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment.

     2.2  Inspection

     The Company shall permit each Investor holding at least 131,000 shares (as adjusted for stock splits, stock dividends and the like) of Series A Preferred Stock or Series B Preferred Stock, at such Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information that it reasonably considers to be a trade secret or similar confidential information.

     2.3  Termination of Information and Inspection Covenants

     The covenants set forth in Sections 2.1 and 2.2 shall terminate as to Investors and be of no further force or effect when the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur.

     2.4  Confidentiality

     Each Investor, and any successor or assign of such Investor, who receives from the Company or its agents, directly or indirectly, any information that the Company has not made generally available to the public, pursuant to the preparation and execution of this Agreement or disclosure in connection therewith or pursuant to the provisions of this Section 2: (a) acknowledges and agrees that such information is confidential and for its use only in connection with evaluating its investment in the

Company; (b) agrees that it will not disseminate such information to any person other than its accountant, investment advisor, consultant, limited partners or attorney and that such dissemination shall be only for purposes of evaluating its investment; and (c) agrees to execute and to cause Affiliates to execute such confidentiality agreements as are necessary or desirable to further the intent of this Section 2.4.

3.   Miscellaneous

     3.1  Successors and Assigns

     Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     3.2  Governing Law; Jurisdiction; Venue

     This Agreement shall be governed by and construed under the laws of the State of Washington as applied to agreements among Washington residents entered into and to be performed entirely within Washington. The parties irrevocably consent to the jurisdiction and venue of the State and federal courts located in King County, Washington in connection with any action relating to this Agreement.

     3.3  Counterparts

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     3.4  Titles and Subtitles

     The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     3.5  Notices

     Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon delivery by confirmed facsimile transmission, nationally recognized overnight courier service, or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed (i) if to the Company, at the address indicated on the signature page hereof, or (ii) in the case of an Investor, at the address indicated for such party on Schedule A hereto, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

     3.6  Expenses

     If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     3.7  Entire Agreement; Amendments and Waivers

     This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each of (i) the Company, (ii) the holders of a majority of the Series B Preferred Stock (or Registrable Securities issued upon conversion thereof) and (iii) the holders of a majority of the Series A Preferred Stock (or Registrable Securities issued upon conversion thereof). Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities each future holder of all such Registrable Securities, and the Company.

     3.8  Severability

     If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     3.9  Aggregation of Stock

     All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                          ZYMOGENETICS, INC.


                                          By:/s/Bruce L.A. Carter
                                             -----------------------------------
                                             Bruce L.A. Carter
                                             Its President and CEO

                                          Address:  1201 Eastlake Avenue East
                                                    Seattle, WA  98102
                                          Attn:     Bruce L.A. Carter

                                          Facsimile No.: (206) 442-6608

                                          NOVO NORDISK PHARMACEUTICALS, INC.



                                          By:/s/ Mads Ovlisen
                                             -----------------------------------
                                             Mads Ovlisen
                                             President and CEO, attorney-in-fact

                                          Address:  c/o Novo Nordisk A/S
                                                    Novo Alle
                                                    DK-2880
                                                    Bagsvaerd, Denmark
                                          Attn:     General Counsel
                                          Facsimile No.: 45 44 98 06 70

                                          INVESTORS:

                                          WARBURG, PINCUS EQUITY PARTNERS, L.P.

                                          By:  Warburg, Pincus & Co.
                                               Its General Partner

                                               By: /s/Jonathan Leff
                                                  ------------------------------
                                                   Jonathan Leff, Partner


                                          WARBURG, PINCUS NETHERLANDS EQUITY
                                          PARTNERS I, C.V.

                                          By:  Warburg, Pincus & Co.
                                               Its General Partner



                                               By: /s/Jonathan Leff
                                                  ------------------------------
                                                   Jonathan Leff, Partner


                                          WARBURG, PINCUS NETHERLANDS EQUITY
                                          PARTNERS II, C.V.

                                          By:  Warburg, Pincus & Co.
                                               Its General Partner



                                               By: /s/Jonathan Leff
                                                  ------------------------------
                                                   Jonathan Leff, Partner


                                          WARBURG, PINCUS NETHERLANDS EQUITY
                                          PARTNERS III, C.V.

                                          By:  Warburg, Pincus & Co.
                                               Its General Partner



                                               By: /s/Jonathan Leff
                                                  ------------------------------
                                                   Jonathan Leff, Partner

                                         APAX EXCELSIOR VI, L.P.

                                         By:  Apax Excelsior VI Partners, L.P.
                                              Its General Partner

                                         By:  Patricof & Co. Managers, Inc.
                                              Its General Partner


                                         By: /s/Lori Rafield
                                            ------------------------------------
                                         Name: Lori Rafield, PhD
                                         Title: Vice President


                                         APAX EUROPE IV - A, L.P.
                                         (Delaware USA Limited Partnership)

                                         /s/ C.A. Helyar
                                         ---------------------------------------
                                         C.A. Helyar, Director

                                         For and on behalf of Apax Europe IV GP
                                         Co. Limited acting in its capacity as
                                         managing general partner of Apax Europe
                                         IV GP, L.P. acting in its capacity as
                                         managing general partner of Apax Europe
                                         IV - A, L.P.



                                         APAX EUROPE IV - B, L.P.
                                         (English Limited Partnership)

                                         /s/ C.A. Helyar
                                         ---------------------------------------
                                         C.A. Helyar, Director

                                         For and on behalf of Apax Europe IV GP
                                         Co. Limited acting in its capacity as
                                         managing general partner of Apax Europe
                                         IV GP, L.P. acting in its capacity as
                                         managing general partner of Apax Europe
                                         IV - B, L.P.

                                         APAX EUROPE IV C, GMBH & CO.KG
                                         (German Limited Partnership)

                                         /s/ C.A. Helyar
                                         ---------------------------------------
                                         C.A. Helyar, Director

                                         For and on behalf of Apax Europe IV GP
                                         Co. Limited acting in its capacity as
                                         managing general partner of Apax Europe
                                         IV GP, L.P. acting in its capacity as
                                         managing general partner of Apax Europe
                                         IV C Gmbh & Co.KG


                                         APAX EUROPE IV - D, L.P.
                                         (English Limited Partnership)

                                         /s/ C.A. Helyar
                                         ---------------------------------------
                                         C.A. Helyar, Director

                                         For and on behalf of Apax Europe IV GP
                                         Co. Limited acting in its capacity as
                                         managing general partner of Apax Europe
                                         IV GP, L.P. acting in its capacity as
                                         managing general partner of Apax Europe
                                         IV - D, L.P.


                                         APAX EUROPE IV - E, L.P.
                                         (English Limited Partnership)

                                         /s/ C.A. Helyar
                                         ---------------------------------------
                                         C.A. Helyar, Director

                                         For and on behalf of Apax Europe IV GP
                                         Co. Limited acting in its capacity as
                                         managing general partner of Apax Europe
                                         IV GP, L.P. acting in its
                                         capacity as managing general partner of
                                         Apax Europe IV - E, L.P.


                                         APAX EUROPE IV - F, C.V.
                                         (Dutch Limited Partnership)

                                         /s/ C.A. Helyar
                                         ---------------------------------------
                                         C.A. Helyar, Director

                                         For and on behalf of Apax Europe IV GP
                                         Co. Limited acting in its capacity as
                                         managing general partner of Apax Europe
                                         IV GP, L.P. acting in its capacity
                                         managing general partner of Apax Europe
                                         IV - F, C.V.


                                         APAX EUROPE IV - G, C.V.
                                         (Dutch Limited Partnership)

                                         /s/ C.A. Helyar
                                         ---------------------------------------
                                         C.A. Helyar, Director

                                         For and on behalf of Apax Europe IV GP
                                         Co. Limited acting in its capacity as
                                         managing general partner of Apax Europe
                                         IV GP, L.P. acting in its capacity as
                                         managing general partner of Apax Europe
                                         IV - G, C.V.


                                         APAX EUROPE IV - H, GmbH & CO., K.G.
                                         (German Limited Partnership)

                                         /s/ C.A. Helyar
                                         ---------------------------------------
                                         C.A. Helyar, Director

                                         For and on behalf of Apax Europe IV GP
                                         Co. Limited acting in its capacity as
                                         managing general partner of Apax Europe
                                         IV GP, L.P. acting in its capacity as
                                         attorney of Apax Europe IV- H, GmbH &
                                         Co.K.G.

                                         FRAZIER HEALTHCARE III, L.P.

                                         By:  FHM III, L.L.C.
                                              Its General Partner

                                         By: /s/Nader Naini
                                            ------------------------------------
                                         Name: Nader Naini
                                         Title: Managing Member

                                         FRAZIER AFFILIATES III, L.P.

                                         By:  FHM III, L.L.C.
                                              Its General Partner

                                         By: /s/Nader Naini
                                            ------------------------------------
                                         Name: Nader Naini
                                         Title: Managing Member

                                         PATRICOF PRIVATE INVESTMENT CLUB III,
                                         L.P.

                                         By:  Apax Excelsior VI Partners, L.P.
                                              Its General Partner

                                         By:  Patricof & Co. Managers, Inc.
                                              Its General Partner

                                         By: /s/Lori Rafield
                                            ------------------------------------
                                         Name: Lori Rafield, PhD
                                         Title: Vice President

                                         VERTICAL FUND ASSOCIATES, L.P.
                                         By:  Vertical Group, L.P.
                                              Its General Partner

                                         By: /s/Stephen D. Baksa
                                            ------------------------------------
                                         Name: Stephen D. Baksa
                                         Title: General Partner



                                         NOVO A/S


                                         By: /s/Kurt A. Nielsen
                                            ------------------------------------
                                         Name:  Kurt Anker Nielsen
                                         Title: Deputy CEO and Corporate
                                                Executive Vice President



                                         SILVER TIDE HOLDING S.A.

                                         By:/s/Ernesto Bertarelli
                                            ------------------------------------
                                         Name: Ernesto Bertarelli


                                         /s/George Rathmann
                                         ---------------------------------------
                                         Dr. George Rathmann


                                         /s/David Hirsh
                                         ---------------------------------------
                                         Dr. David Hirsh


                                         /s/Daniel Rifkin
                                         ---------------------------------------
                                         Dr. Daniel Rifkin


                                         /s/Edward Skolnik
                                         ---------------------------------------
                                         Dr. Edward Skolnik